UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2012

ACCESS MIDSTREAM PARTNERS, L.P.

(Exact name of Registrant as specified in its Charter)

Delaware	001-34831	80-0534394
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

900 NW 63rd Street, Oklahoma City, Oklahoma		73118
(Address of principal executive offices)		(Zip Code)

(405) 935-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Unit Purchase Agreement

On December 11, 2012, Access Midstream Partners, L.P. (the “Partnership”) and Chesapeake Midstream Development, L.L.C. (“CMD”), an indirect wholly owned subsidiary of Chesapeake Energy Corporation (“CHK”), entered into a Unit Purchase Agreement (the “Unit Purchase Agreement”). Under the terms of the Unit Purchase Agreement, the Partnership has agreed to purchase, and CMD has agreed to sell, 100% of the issued and outstanding equity interests in Chesapeake Midstream Operating, L.L.C. (“CMO”), which together with its subsidiaries owns certain midstream gas gathering, processing and related assets in the Eagle Ford, Utica, Niobrara, Haynesville and Marcellus basins. These assets include, in the aggregate, approximately 1,673 miles of pipeline and 4,289,087 dedicated acres. We refer to this transaction as the “CMO Acquisition.”

The purchase price for the CMO Acquisition at closing is expected to be approximately $2.16 billion, subject to post-closing adjustments. The applicable waiting period under the Hart-Scott Rodino Antitrust Improvements Act has expired, and the closing of the CMO Acquisition is expected to occur prior to December 31, 2012.

The obligation of the Partnership to consummate the closing of the Unit Purchase Agreement is subject to certain conditions, including among others, (i) the absence of any law or order prohibiting the consummation of the CMO Acquisition or any proceeding by a governmental body challenging or that could reasonably be expected to prohibit the CMO Acquisition, (ii) delivery of certificates and certain transaction agreements (as described further below), and (iii) the absence of a material adverse effect (as defined in the Unit Purchase Agreement) with respect to the business, operations and condition of CMO.

The Unit Purchase Agreement generally contains customary representations and warranties of the Partnership and CMD and customary covenants, including covenants with respect to regulatory filings, commercially reasonable efforts to consummate the CMO Acquisition, cooperation with the Partnership’s financing efforts and exclusivity. The Unit Purchase Agreement also contains certain covenants with respect to operations of CMO and its subsidiaries between the signing of the Unit Purchase Agreement and the closing, which require CMD to cause CMO and its subsidiaries to operate in the ordinary course of business consistent with past practice, use commercially reasonable efforts to preserve its material business operations and maintain its assets, make certain capital expenditures and refrain from taking certain specified actions.

CMD, on the one hand, and the Partnership, on the other, have agreed to indemnify each other and their respective affiliates, officers, directors and other representatives against certain losses resulting from any breach of their representations, warranties or covenants contained in the Unit Purchase Agreement, subject to certain limitations and survival periods. CMD also has agreed to indemnify the Partnership for certain specified contingencies and liabilities, as well as liabilities related to (i) the operations of CMO and its subsidiaries prior to the closing, (ii) transfers of assets or equity of CMO prior to the closing and (iii) certain excluded assets and entities. CMD’s indemnity obligations with respect to environmental matters and matters related to the acquired assets and related easements will terminate after seven years and its indemnity obligations with respect to matters relating to reserves and production and dedicated acreage will terminate after five years.

The Unit Purchase Agreement may be terminated by either the Partnership or CMD, as applicable, subject to certain exceptions, (i) upon mutual written consent, (ii) if the closing has not occurred by December 31, 2012, (iii) for breaches of representations and warranties or covenants that remain uncured, or (iv) if a governmental body has issued a final order permanently restraining the CMO Acquisition.

The parties have agreed to enter into certain commercial and ancillary transaction agreements upon the closing of the CMO Acquisition, including, among others, new gathering and processing agreements between CMO and affiliates of CHK, an agreement for the Partnership’s operation of certain Mid-Continent midstream assets held by CMD, an agreement for the Partnership’s provision of transition services with respect to certain excluded assets, an amendment to the Partnership’s June 2012 transition side letter, a master recoupment and set-off agreement with respect to obligations under the transaction documents and other ancillary agreements. CHK has agreed to enter into a guaranty at the closing with respect to CMD’s and its affiliates’ respective obligations under the transaction documents and certain legacy agreements and the Partnership has agreed to guaranty CMO and its subsidiaries’ obligations under the new gathering and processing agreements.

At the closing of the CMO Acquisition, we will enter into a non-solicitation agreement with Chesapeake and certain affiliates, under which we will agree for two years not to actively solicit, from working interest owners in Chesapeake-operated wells located in our dedication areas, the purchase of gas produced from such wells. In addition, at the closing of the acquisition, certain provisions of the omnibus agreement entered into between us and affiliates of Chesapeake at the time of our initial public offering will be terminated, including our right of first offer with respect to (i) opportunities to develop or invest in midstream energy projects within five miles of our acreage dedications in the Barnett Shale and Mid-Continent regions, (ii) opportunities to succeed third parties in expiring midstream energy service contracts within the acreage dedications and within five miles thereof in the Barnett Shale and Mid-Continent regions and (iii) opportunities with respect to future midstream divestitures outside of the acreage dedications.

In connection with the execution of the Unit Purchase Agreement, CMD also extended until March 1, 2013 the previously announced exclusivity agreement with respect to the potential sale of certain Mid-Continent midstream assets to the Partnership.

Terms of the CMO Acquisition were unanimously approved by the Board of Directors of the general partner of the Partnership and by the Board’s Conflicts Committee, which consists entirely of independent directors.

The foregoing descriptions of the Unit Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Unit Purchase Agreement filed as Exhibit 10.1 to this Current Report and incorporated into this Item 1.01 by reference.

Subscription Agreement

As part of the our planned financing for the CMO Acquisition, on December 11, 2012, we, our general partner, GIP II Hawk Holdings Partnership, L.P. (“GIP-Hawk”) and The Williams Companies, Inc. (“Williams” and, together with GIP-Hawk, the “Purchasers”) entered into a Subscription Agreement (the “Subscription Agreement”) pursuant to which, and subject to the terms and conditions therein, we will issue and sell to the Purchasers, and our general partner will make its pro rata contribution in order to maintain its existing 2% general partner interest, the following securities: (i) $350 million of Convertible Class B units (the “Class B Units”) of the Partnership, inclusive of the capital contribution made by the general partner to maintain its 2% interest, (ii) $350 million of Subordinated Class C (the “Class C Units”) of the Partnership units inclusive of the capital contribution made by the general partner to maintain its 2% interest, (iii) a number of common units that, together with the proceeds of any public common unit offering, would result in aggregate cash consideration of at least $460 million, inclusive of the capital contribution made by the general partner to maintain its 2% interest. If a public common unit offering is not completed, the Purchasers will purchase up to an additional $460.0 million of Class C Units.

The purchase price for the Class B Units is $28.93 and the purchase price for the Class C Units is $30.63.

Class B Units. The Class B Units are not entitled to cash distributions. Instead, prior to conversion into common units, the Class B Units will receive quarterly distributions of additional paid-in-kind Class B Units. The amount of each quarterly distribution per Class B Unit will be the quotient of the quarterly distribution paid to common units by the volume-weighted average price of the common units for the 30-day period prior to the declaration of the quarterly distribution to common units. Effective on the business day after the record date for the distribution on common units for the fiscal quarter ending December 31, 2014, each Class B Unit will become convertible at the election of either the holder of such Class B Unit or us into a common unit on a one-for-one basis. In the event of our liquidation, the holder of Class B Units will be entitled to receive out of our assets available for distribution to the partners the positive balance in each such holder’s capital account in respect of such Class B Units, determined after allocating our net income or net loss among the partners. In the event of our merger or other extraordinary transaction, the Class B Units will be converted into common units immediately prior to such transaction. The holders of Class B Units will vote together with the common units on all matters submitted to a vote of our unitholders (subject to certain exceptions as set forth in our partnership agreement or as otherwise required by law), on an as-converted basis. The Class B Units will be entitled to vote as a separate class on any matter on which unitholders are entitled to vote that adversely affects the rights or preferences of the Class B Units in relation to other classes. We have also agreed not to take any action that adversely affects any of the rights, preferences or privileges of the Class B Units or issue any equity securities other than common units, the Class C Units or additional general partner interests unless the holders of a majority of the outstanding Class B Units approves such issuance. The Class B Units will be transferable subject to compliance with securities laws and certain other restrictions.

Class C Units. The Class C units are entitled to quarterly cash distributions after the common units have received the minimum quarterly distribution, plus any arrearages from prior quarters. The Class C Units will participate pro rata thereafter with all outstanding subordinated units until the subordinated units and Class C Units receive the minimum quarterly distribution, after which the Class C Units will participate in further cash distributions pro rata with our common units. Effective on the business day after the record date for the distribution on common units for the fiscal quarter ending December 31, 2013, each Class C Unit will become convertible at the election of either the holder of such Class C Unit or us into a common unit on a one-for-one basis. In the event of our liquidation, the holder of Class C Units will be entitled to receive out of our assets available for distribution to the Partners the positive balance in each such holder’s capital account in respect of such Class C Units, determined after allocating our net income or net loss among the Partners. In the event of our merger or other extraordinary transaction, the Class C Units will be converted into common units immediately prior to such transaction. The holders of Class C Units will vote together with the common units on all matters submitted to a vote of our unitholders (subject to certain exceptions as set forth in our partnership agreement or as otherwise required by law), on an as-converted basis. The Class C Units will be entitled to vote as a separate class on any matter on which unitholders are entitled to vote that adversely affects the rights or preferences of the Class C Units in relation to other classes. We have also agreed not to take any action that adversely affects any of the rights, preferences or privileges of the Class C Units. The Class C Units will be transferable subject to compliance with securities laws and certain other restrictions.

The Subscription Agreement contains customary representations and warranties of the Partnership and the Purchasers and customary covenants, including covenants with respect to commercially reasonable efforts to consummate the Subscription Agreement and cooperation with the Partnership’s financing efforts. The Subscription Agreement also contains certain covenants with respect to operations of the Partnership and its subsidiaries between the signing of the Subscription Agreement and the closing of the transactions contemplated by the Subscription Agreement, which require the Partnership to operate in the ordinary course of business consistent with past practice, use commercially reasonable efforts to preserve its material business operations and maintain its assets, make certain capital expenditures and refrain from taking certain specified actions. Subject to certain exceptions, the Partnership is required to reimburse each Purchaser for its out-of-pocket expenses (other than their respective financial advisory fees) incurred in connection with the transactions under the Subscription Agreement, the CMO Acquisition and the related transactions (other than with respect to the Williams Acquisition described below).

Under the Subscription Agreement and subject to certain limitations and survival periods, the Partnership has agreed to indemnify the Purchasers and its affiliates, directors, officers and other representatives for certain breaches of its representations, warranties and covenants, and each Purchaser has agreed to indemnify the Partnership and its affiliates, directors, officers and other representatives for certain breaches of its representations, warranties and covenants.

The Subscription Agreement grants both the Partnership and the Purchasers the right to terminate the Subscription Agreement under certain circumstances, including, subject to certain exceptions, (i) if a governmental authority issues a non-appealable order restraining the transactions under the Subscription Agreement, (ii) for breaches of representations, warranties or covenants that remain uncured, (iii) if either the Unit Purchase Agreement or that certain purchase agreement by and among GIP-A Holding (CHK), L.P., GIP-B Holding (CHK), L.P., GIP-C Holding (CHK), L.P. (collectively, the “GIP Sellers”) and Williams (the “Williams Purchase Agreement”), wherein the GIP Sellers agreed to sell their equity interests in Access Midstream Ventures, L.L.C. and the Partnership (the “Williams Acquisition”), is terminated in accordance with its terms, or (iv) if the closing of the transactions it contemplates does not occur by January 31, 2013.

The closing of the transactions contemplated by the Subscription Agreement is subject to certain conditions, including, among other conditions, (i) consummation of the CMO Acquisition, (ii) the absence of any law or order prohibiting the consummation of the transactions under the Subscription Agreement, (iii) the consummation of the Williams Acquisition described above, (iv) the execution of certain amendments to the Partnership Agreement of the Partnership and the Registration Rights Agreement of the Partnership and (v) the Partnership’s obtaining certain debt financing for the CMO Acquisition.

The foregoing descriptions of the Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Subscription Agreement filed as Exhibit 2.1 to this Current Report and incorporated into this Item 1.01 by reference.

Bridge Commitment

In connection with the CMO Acquisition, on December 11, 2012, the Partnership obtained commitments (the “Bridge Commitment”) from Citigroup Global Markets, Inc., Barclays Bank PLC and UBS Loan Finance (acting alone or through or with their respective affiliates) to arrange a senior unsecured bridge facility (the “Bridge Facility”), in an aggregate amount up to $1.0 billion. The Bridge Commitment will expire upon the earliest to occur of (i) consummation of the CMO Acquisition with or without the funding of the Bridge Facility, (ii) valid termination of the Unit Purchase Agreement by the Partnership prior to the consummation of the CMO Acquisition, (iii) the issuance by us of notes to the extent the gross cash proceeds equals or exceeds the amount of the Bridge Commitment, and (iii) on February 28, 2013 if the closing of the CMO Acquisition shall not have occurred by such time. If the Bridge Facility is funded, the guarantors under the Bridge Facility will be the same as the guarantors under the Partnership’s existing senior unsecured notes.

Item 7.01 Regulation FD Disclosure.

On December 11, 2012, Access Midstream Partners, L.P. issued a press release announcing the execution of the Unit Purchase Agreement and the Subscription Agreement described above. A copy of this press release is attached as Exhibit 99.8 to this Current Report.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

Unaudited Condensed Consolidated Financial Statements of Chesapeake Midstream Operating, L.L.C. as of September 30, 2012 and December 31, 2011 and for the nine months ended September 30, 2012 and 2011, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Consolidated Financial Statements of Chesapeake Midstream Operating, L.L.C. as of December 31, 2011 and 2010 and for the years ended December 31, 2011, 2010 and 2009 a copy of which is filed as Exhibit 99.2 to this Current Report on Form 8-K.

(b)	Pro Forma Financial Information

Unaudited Pro Forma Condensed Consolidated Financial Statements of the Partnership as of and for the nine months ended September 30, 2012 and for the year ended December 31, 2011, a copy of which is filed as Exhibit 99.3 to this Current Report on Form 8-K.

(d)	Exhibits

2.1	Unit Purchase Agreement by and among Chesapeake Midstream Development, L.L.C. and Access Midstream Partners, L.P., dated as of December 11, 2012.

2.2	Subscription Agreement by and among Access Midstream Partners, L.P., Access Midstream Partners GP, L.L.C., GIP II Hawk Holdings Partnership, L.P. and The Williams Companies, Inc., dated as of December 11, 2012.

23.1	Consent of PricewaterhouseCoopers LLP (CMO Financial Statements).

99.1	Unaudited Condensed Consolidated Financial Statements of Chesapeake Midstream Operating, L.L.C. as of September 30, 2012 and December 31, 2011 and for the nine months ended September 30, 2012 and 2011.

99.2	Consolidated Financial Statements of Chesapeake Midstream Operating, L.L.C. as of December 31, 2011 and 2010 and for the years ended December 31, 2011, 2010 and 2009.

99.3	Unaudited Pro Forma Condensed Consolidated Financial Statements of the Partnership as of and for the nine months ended September 30, 2012 and for the year ended December 31, 2011.

99.4	Consolidated Financial Statements of Access Midstream Partners, L.P. as of December 31, 2011 and 2010 and for the years ended December 31, 2011, 2010 and 2009 (incorporated by reference to the Partnership’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 29, 2012).

99.5	Unaudited Condensed Consolidated Financial Statements of Access Midstream Partners, L.P. as of September 30, 2012 and December 31, 2011 and for the nine months ended September 30, 2012 and 2011 (incorporated by reference to the Partnership’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 7, 2012).

99.6	Unaudited Condensed Consolidated Financial Statements of Appalachia Midstream Services, L.L.C. as of September 30, 2011 and December 31, 2010 and for the nine months ended September 30, 2011 and 2010 (incorporated by reference to the Partnership’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on February 14, 2012).

99.7	Consolidated Financial Statements of Appalachia Midstream Services, L.L.C. as of and for the year ended December 31, 2010 (incorporated by reference to the Partnership’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on February 14, 2012).

99.8	Access Midstream Partners, L.P. press release dated December 11, 2012.

*	The Partnership hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACCESS MIDSTREAM PARTNERS, L.P.
By: Access Midstream Partners GP, L.L.C., its general partner

By:	/s/ David C. Shiels
David C. Shiels Chief Financial Officer

Dated: December 11, 2012

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

2.1	Unit Purchase Agreement by and among Chesapeake Midstream Development, L.L.C. and Access Midstream Partners, L.P., dated as of December 11, 2012.

2.2	Subscription Agreement by and among Access Midstream Partners, L.P., Access Midstream Partners GP, L.L.C., GIP II Hawk Holdings Partnership, L.P. and The Williams Companies, Inc., dated as of December 11, 2012.

23.1	Consent of PricewaterhouseCoopers LLP (CMO Financial Statements).

99.1	Unaudited Condensed Consolidated Financial Statements of Chesapeake Midstream Operating, L.L.C. as of September 30, 2012 and December 31, 2011 and for the nine months ended September 30, 2012 and 2011.

99.2	Consolidated Financial Statements of Chesapeake Midstream Operating, L.L.C. as of December 31, 2011 and 2010 and for the years ended December 31, 2011, 2010 and 2009.

99.3	Unaudited Pro Forma Condensed Consolidated Financial Statements of the Partnership as of and for the nine months ended September 30, 2012 and for the year ended December 31, 2011.

99.4	Consolidated Financial Statements of Access Midstream Partners, L.P. as of December 31, 2011 and 2010 and for the years ended December 31, 2011, 2010 and 2009 (incorporated by reference to the Partnership’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 29, 2012).

99.5	Unaudited Condensed Consolidated Financial Statements of Access Midstream Partners, L.P. as of September 30, 2012 and December 31, 2011 and for the nine months ended September 30, 2012 and 2011 (incorporated by reference to the Partnership’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 7, 2012).

99.6	Unaudited Condensed Consolidated Financial Statements of Appalachia Midstream Services, L.L.C. as of September 30, 2011 and December 31, 2010 and for the nine months ended September 30, 2011 and 2010 (incorporated by reference to the Partnership’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on February 14, 2012).

99.7	Consolidated Financial Statements of Appalachia Midstream Services, L.L.C. as of and for the year ended December 31, 2010 (incorporated by reference to the Partnership’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on February 14, 2012).

99.8	Access Midstream Partners, L.P. press release dated December 11, 2012.